QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 16, 2007, relating to the consolidated financial statements of Alliance-HNI L.L.C., included in the Annual Report on Form 10-K of Alliance Imaging, Inc. for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California
January 25, 2008

QuickLinks

  Exhibit 23.3